Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the application of our report dated September 24, 2002, included in this Form 10-KSB of Onsite Energy Corporation, relating to their financial statements for the year ended June 30, 2002, and previously filed Form S-8 Nos. 33-79894, 33-87104, 33-89642, 33-98806, 333-25879, 333-47821, 333-85184 and 333-85186.

/s/    SWENSON ADVISORS, LLP
SWENSON ADVISORS, LLP
Certified Public Accountants

San Diego, California
October 10, 2002